UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 06, 2025

TRINITY CAPITAL INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-39958	35-2670395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. 1st Street Suite 302
Phoenix, Arizona		85004
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 374-5350

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TRIN	Nasdaq Global Select Market
7.875% Notes Due 2029	TRINZ	Nasdaq Global Select Market
7.875% Notes Due 2029	TRINI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

On November 5, 2025, TrinCap Term Funding, LLC (“TCTF”), a wholly owned subsidiary of Trinity Capital Inc. (the “Company”), as borrower, and the Company, as servicer, entered into a credit agreement (the “KeyBank Term Credit Agreement”) with the lenders from time to time party thereto, KeyBank National Association (“KeyBank”), as administrative agent and syndication agent, and Computershare Trust Company, N.A., as collateral custodian.

The secured term loan facility with KeyBank (the “KeyBank Secured Term Loan Facility”) includes a commitment of $200 million from KeyBank. Borrowings under the KeyBank Term Credit Agreement bear interest at a rate equal to Term SOFR plus 2.40%, per year payable monthly, commencing on January 6, 2026. The KeyBank Term Credit Facility provides for a maximum advance rate of up to 58%.

The KeyBank Term Credit Facility includes a two-year initial period and a two-year amortization period, and matures on November 5, 2029, unless extended. The KeyBank Term Credit Facility is collateralized by all investment assets held by TCTF, and contains representations and warranties and affirmative and negative covenants customary for secured financings of this type, including certain financial covenants such as a consolidated tangible net worth requirement and an asset coverage ratio requirement.

The KeyBank Term Credit Agreement also contains customary events of default (subject to certain grace periods, as applicable), including but not limited to the nonpayment of principal, interest or fees; breach of covenants; inaccuracy of representations or warranties in any material respect; voluntary or involuntary bankruptcy proceedings; and change of control of the borrower without the prior written consent of KeyBank.

The foregoing description of the KeyBank Secured Term Loan Facility does not purport to be a complete description and is qualified in its entirety by reference to the full text of the KeyBank Term Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the Sale and Contribution Agreement, dated as of November 5, 2025, between the Company and TrinCap Term Funding, LLC, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Credit Agreement, dated as of November 5, 2025, relating to the KeyBank Term Loan Credit Facility, by and among Trinity Capital Inc., as servicer, TrinCap Term Funding, LLC, as borrower, KeyBank National Association, as administrative agent and syndication agent, Computershare Truste Company, N.A., as collateral custodian, and the lenders from time to time party thereto.

10.2	Sale and Contribution Agreement, dated as of November 5, 2025, between the Company and TrinCap Term Funding, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Capital Inc.

Date:	November 6, 2025	By:	/s/ Kyle Brown
Kyle Brown Chief Executive Officer